                                                                   EXHIBIT 10.21
                                  Application for an order granting confidential
                                         treatment pursuant to Rule 24b-2 of the
                                  Securities Exchange Act of 1934 has been made.
                                Confidential portions of this document have been
                                   redacted and marked with an [*] and have been
                                          filed with the Securities and Exchange
                                    Commission separately with such application.

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into effective as of October 17, 1995 (the "Effective Date"), by and between Collagen Corporation, a Delaware corporation with offices at 2500 Faber Place, Palo Alto, CA 94303 ("Collagen"), and Innovasive Devices, Inc., a Massachusetts corporation with offices at 100 South Street, Hopkinton, MA 01748 ("Innovasive").

WHEREAS, the parties have entered into a Research and Development Agreement effective on even date herewith (the "R&D Agreement"), pursuant to which they will collaborate to develop certain resorbable or partially resorbable mechanical tissue-fixation devices utilizing collagen-based biomaterials;

WHEREAS, the parties wish to allocate the distribution rights for products developed under the R&D Agreement;

WHEREAS, the parties have entered into a Manufacturing and Supply Agreement effective on even date herewith (the "Supply Agreement"), pertaining to the manufacture and supply of certain products which will be distributed under this Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, Collagen and Innovasive agree as follows:

1.      Definitions.

        1.1 All terms with initial capitals that are not defined in this Agreement shall have the meanings set forth in the R&D Agreement.

        1.2 "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with, a party hereto. An entity shall be regarded as in control of another entity if it owns or controls, directly or indirectly, fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

        1.3 "Collagen-Distributed Product" shall mean (i) any Product labeled for facial plastic surgery or dermatology applications that is developed independently by Innovasive, or jointly by Collagen and Innovasive, (a) prior to the fifth (5th) anniversary of the effective date of the R&D Agreement, or (b) for which a revised Project Plan covering such Product is approved by both parties prior to the fifth (5th) anniversary of the effective date of the R&D Agreement and for which the parties after the fifth
(5th) anniversary of the effective date of the R&D Agreement actively provide development funding in accordance with the Project Plan for such Product until the completion of such Product, and (ii) any Other Innovasive Product which is labeled for facial plastic surgery or dermatology applications.

        1.4 "Distributing Party" shall have the meaning set forth in Section
6.1.

        1.5 "Equivalent Affiliate Price" shall mean the [*] price at which such Licensed Product is sold to [*] in the [*] in arm's-length transactions. The weighted average selling price shall be computed by dividing [*] in such [*] by the [*] to [*] in such quarter.

        1.6 "Innovasive-Distributed Product" shall mean any Product developed independently by Collagen or jointly by Collagen and Innovasive, (a) prior to the fifth (5th) anniversary of the effective date of the R&D Agreement, or (b) for which a revised Project Plan covering such Product is approved by both parties prior to the fifth (5th) anniversary of the effective date of the R&D Agreement and for which the parties after the fifth (5th) anniversary of the effective date of the R&D Agreement actively provide development funding in accordance with the Project Plan for such Product until the completion of such Product, that is labeled for Orthopedic applications.

        1.7 "Net Sales" shall mean, with respect to any product, the [*] price of such product billed to [*] customers, or the Equivalent Affiliate Price if such product is sold to an Affiliate for such Affiliate's use, [*], if applicable: (i) amounts [*] on [*], (ii) actual [*] incurred, (iii) [*] actually [*], (iv) [*] and other [*] incurred, and (v) [*] and other [*] or [*] upon the [*] of such product.

        1.8 "Other Innovasive Products" shall mean the ROC suture fastener being developed as of the Effective Date by Innovasive, which is depicted and described in the product literature attached hereto as part of Exhibit C. Such ROC suture fastener is a device consisting of a drive pin with suture attached and an expandable tip. An interference action exists between the drive pin and the expandable tip which locks the fastener with attached suture securely within the bone site, slightly below the outer surface of the bone. The pin and tip are molded from Acetal and HDPE, respectively. Fasteners include 2.8mm, 3.5mm and 1.9mm diameter devices. Innovasive is under no obligation to develop the fastener in other diameters, lengths or materials, since such development would require incremental development and manufacturing investments. However, if Innovasive does develop an ROC suture fastener in other diameters, lengths or materials, such products would constitute "Other Innovasive Products" within the meaning of this Agreement.


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        1.9 "Other Party" shall have the meaning set forth in Section 6.1.

        1.10 "Reverted Product" shall mean any product that a Distributing Party originally had the exclusive right to distribute pursuant to Sections 2 or 3, but which the Other Party gained the right to distribute pursuant to Section 6 because the Distributing Party was unable to meet performance minimums.

2.      Collagen Distribution Rights.

        2.1 License. Subject to the terms and conditions of this Agreement, Innovasive hereby grants Collagen, under all of Innovasive's patent, copyright, trade secret and other intellectual property rights in that portion of the Collagen-Distributed Products, and in all technology contained in the Collagen-Distributed Products, which is solely owned by Innovasive, jointly owned by Innovasive and one (1) or more third parties, with the right of Innovasive to sublicense to Collagen, or in-licensed by Innovasive with the right to sublicense to Collagen, an exclusive, nontransferable (except as set forth in Section 6 and in the "General" provisions incorporated herein pursuant to Section 12) license, with right to sublicense, to use and sell or otherwise distribute Collagen-Distributed Products.

        2.2 Further Grant of Rights. To the extent that the Collagen-Distributed Products, or technologies incorporated therein, are jointly owned by Collagen and Innovasive, Innovasive hereby agrees, subject to the terms and conditions of this Agreement, not to exercise its right to sell or otherwise distribute the Collagen-Distributed Products.

3.      Innovasive Distribution Rights.

        3.1 License. Subject to the terms and conditions of this Agreement, Collagen hereby grants Innovasive, under all of Collagen's patent, copyright, trade secret and other intellectual property rights in that portion of the Innovasive-Distributed Products, and in all technology contained in the Innovasive-Distributed Products, which is solely owned by Collagen, jointly owned by Collagen and one (1) or more third parties, with the right of Collagen to sublicense to Innovasive, or in-licensed by Collagen with the right to sublicense to Innovasive, an exclusive, nontransferable (except as set forth in Section 6 and in the "General" provisions incorporated herein pursuant to
Section 12) license, with right to sublicense, to use and sell or otherwise distribute Innovasive-Distributed Products.

        3.2 Further Grant of Rights. To the extent that the Innovasive-Distributed Products, or technologies incorporated therein, are jointly owned by Collagen and Innovasive, Collagen hereby agrees, subject to the terms and conditions of this Agreement, not to exercise its right to sell or otherwise distribute the Innovasive-Distributed Products.

4.      Additional Distribution Rights.

        The parties may negotiate a separate agreement covering expanded indications of the Products within and outside the Orthopedic, dermatology or facial plastic surgery fields, and the distribution of jointly developed products outside such fields.

5.      Restricted Transfer of Distribution Rights.

        Except as otherwise expressly set forth in this Agreement, the product distribution rights set forth in Sections 2 and 3 may not be sublicensed by a party except to a wholly or partially-owned subsidiary or to a third party which is part of such party's customary distribution channels.

6.      Performance Criteria.

        6.1 Loss of Exclusivity. For each Collagen-Distributed Product (if the Distributing Party is Collagen) or Innovasive-Distributed Product (if the Distributing Party is Innovasive), in the event that a party with exclusive distribution rights for such product under Sections 2 or 3 above (the "Distributing Party") fails to sell at least the number of units of such product set forth in Exhibit A in any year commencing on an anniversary of the first commercial sale of such product by the Distributing Party, then the other party (the "Other Party") shall have the co-exclusive and assignable right to distribute such product, subject to payment by the Other Party to the Distributing Party of the royalties set forth in Section 6.2.

        6.2 Royalties Payable by the Other Party. In the event that an Other Party receives the co-exclusive right under Section 6.1 above to distribute a Reverted Product whose development was wholly funded by the Distributing Party, the Other Party shall pay the Distributing Party a royalty of [*] percent ([*]%) of the Other Party's Net Sales of such Reverted Product. The parties agree that for purposes of this Section 6.2 Product One, and any other Product for which the Distributing Party funds the entire Project Budget for such Product, shall be considered a Product whose development was wholly funded by the Distributing Party. In the event that an Other Party receives the co-exclusive right under
Section 6.1 above to distribute a Reverted Product whose development was partially funded by the Distributing Party, the Other Party shall pay the Distributing Party a mutually agreed upon royalty, which shall be negotiated in good faith by the parties prior to or promptly after the Other Party receives such co-exclusive right to distribute such Reverted Product, and which shall not exceed [*] percent ([*]%) of the Other Party's Net Sales of such Reverted Product. The amount of such mutually agreed upon royalty shall be set forth in the Project Plan at the time it is approved. Royalties payable under this
Section 6.2 shall be paid in accordance with Sections 6.3 through 6.8 below.

        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        6.3 Reports, Payment Terms.

               (i) After the first commercial sale of a unit of Reverted Product by an Other Party for which a royalty is payable to the Distributing Party, the Other Party shall make quarterly written reports to the Distributing Party, within thirty (30) days after the end of each calendar quarter, stating in reasonably specific detail, on a country-by-country basis, (A) the number of units of the Reverted Product directly or indirectly sold by the Other Party during the reporting period; (B) the gross sales of units of the Reverted Product sold directly or indirectly during the reporting period by the Other Party and the calculation of Net Sales from such gross sales; (C) the royalties, if any, payable by the Other Party under this Agreement on its sales of units of the Reverted Product during the reporting period; (D) the exchange rates used in converting foreign currencies to U.S dollars in the calculation of the royalties referred to in (C), and (E) the withholding taxes, if any, required by law to be deducted from royalties payable by the Other Party under this Agreement in connection with its sales of units of the Reverted Product during the reporting period. With respect to royalties payable on sales of units of the Reverted Product invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable to the Distributing Party shall be expressed in U.S. dollars. With respect to royalties payable on sales of units of the Reverted Product invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and amounts payable to the Distributing Party shall be expressed in the domestic currency of the party making the sale together with the U.S. dollar equivalent of the royalty payable, calculated using the selling exchange rate quoted by Bank of America (San Francisco) at the close of business on the last banking day of the calendar quarter prior to the date of payment.

               (ii) Concurrently with the making of each such report, the Other Party shall pay to the Distributing Party the royalty payments due under Section
6.2 on sales of units of the Reverted Product during the quarter covered by such report. All payments by the Other Party to the Distributing Party hereunder shall be in U.S. Dollars.

        6.4 Combination Products. In the event that a unit of Reverted Product is sold in combination with another product for a single price, Net Sales, for purposes of determining royalty payments under Section 6.2 with respect to such combination product, shall be obtained by multiplying Net Sales for the combination product by [*], where [*] is the [*] of a unit of the [*] in the country where the combination product is sold and [*] is the [*] of [*] of the [*] sold separately. In the event that [*] and/or [*] cannot be determined, Net Sales for purposes of determining royalty payments under Section 6.2 shall be a reasonable apportionment of the [*] therefor based upon the relative contribution of the Reverted Product to the price of the combination product. Such apportionment shall be negotiated in good faith between the parties.

        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        6.5 [*]. For purposes of this Agreement, each product sold hereunder shall be [*] in a [*] transaction, and [*] of such product shall [*] result in any [*] hereunder.

        6.6 Taxes. Each party shall be responsible for paying all taxes associated with its distribution of products under this Agreement. In the event that a party is required to deduct withholding taxes from royalty payments which would otherwise be payable to the other party hereunder, the party withholding such taxes will promptly provide the other party with all documentation required by such other party to obtain a corresponding reduction in such other party's U.S. taxes.

        6.7 Late Payments; Nonpayments of Royalties and License Fees. All royalty payments which are not paid by the Other Party as required in Section
6.3 shall be subject to a late charge equal to [*] and [*] percent ([*]%) per month (or, if less, the maximum allowed by applicable law).

        6.8 Audits.

               (i) The Other Party shall keep true and accurate books of account and records in sufficient detail to properly determine the royalties payable to the Distributing Party in connection with the Other Party's distribution of Reverted Products. The Other Party shall keep such books and records for at least three (3) years following the end of the calendar quarter to which they pertain, and shall make available such books and records for inspection during such three (3) year period by a certified public accountant retained by the Distributing Party for such purpose, solely for the purpose of verifying the Other Party's royalty payments hereunder. Such inspections may be made no more than once in any twelve (12) month period, at reasonable times mutually agreed upon by the parties after at least five (5) days written notice to the Other Party. The certified public accountant shall execute a reasonable confidentiality agreement prior to commencing any such inspection.

               (ii) Inspections conducted under Section 6.8 (i) shall be at the expense of the Distributing Party, unless an underpayment exceeding ten percent (10%) of the amount payable for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to such inspection shall be paid by the Other Party.

7.         Supply; Payments.

        7.1 Supply. Supply by one party to the other of products to be distributed under this Agreement shall be governed by the terms and conditions of the Supply Agreement. The parties contemplate that except as otherwise indicated in Section 7.5, products distributed hereunder by one party shall be manufactured and supplied by the other party.

        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        7.2 Transfer Prices. Transfer prices for a product which is manufactured by one party and distributed by the other party shall be appended to Exhibit B prior to the commencement of supply or distribution of such product. Such transfer prices shall be stated as a percentage (the "Applicable Percentage") of the distributing party's then-current Actual Average Selling Price (as defined in Section 7.4).

        7.3 Payment of Transfer Price. The transfer prices referred to in
Section 7.2 shall be paid as follows: (i) units of each product distributed hereunder will be ordered and paid for by the party distributing such product in accordance with the procedures set forth in the Supply Agreement, (ii) the amount invoiced by the manufacturing party for each unit of product ordered shall be equal to the Applicable Percentage multiplied by the then-current Estimated Selling Price for such product (as defined in Section 7.4) , and (iii) within eight (8) days after the end of any calendar quarter, the distributing party will provide the manufacturing party with a written report stating whether the aggregate amount invoiced by the manufacturing party for such product during such quarter was less than, equal to, or greater than the amount actually payable under Section 7.2. Such report shall result in a corresponding credit against all future purchases of products under this Agreement by the distributing party from the manufacturing party, if the aggregate price invoiced for such product pursuant to (ii) of this Section 7.3 in the quarter covered by the report exceeded the amount actually payable by the distributing party. Such report shall be accompanied by a payment by the distributing party to the manufacturing party, if the aggregate price invoiced for such product pursuant to (ii) of this Section 7.3 in the quarter covered by the report was less than the amount actually payable for such quarter under Section 7.2. Any credit may be brought forward and utilized for a period of ninety (90) days after the end of the quarter in which such credit was issued; provided, that (a) at the end of such ninety (90) day period, the manufacturing party shall refund any portion of such credit which has not been utilized, and (b) any portion of such credit which has not been utilized as of the date of termination or expiration of this Agreement shall be refunded by the manufacturing party.

        7.4 Estimated and Actual Average Selling Prices. Any party which distributes products for which it must pay a transfer price pursuant to Section
7.2 shall provide the other party, at the beginning of each calendar quarter during which such products will be sold, with its good faith estimate of the average selling price for such products for the succeeding quarter ("Estimated Average Selling Price"). In addition, each quarterly report referred to in
Section 7.3 shall contain the actual average selling price of the units of each product sold by the reporting party, and supplied by the other party, in the quarter which is the subject of such quarterly report (the "Actual Average Selling Price").

        7.5 Royalties. In the event that a party wholly or partially funds the development of a product, but the other party manufactures and sells or otherwise distributes such product, the distributing party shall pay the other party the applicable royalty set forth in Exhibit B (as amended from time to time by mutual consent of the parties). The provisions of Sections 6.3 through
6.8 inclusive, after substitution of such product in place of the Reverted Product, shall apply to the payment of such royalties.

8.      Regulatory Requirements.

        Each party will comply with all applicable regulatory requirements, including without limitation medical device reporting, adverse event monitoring, and post-marketing surveillance obligations. To the extent permitted by applicable laws and regulations, the parties shall collaborate to prepare filings for regulatory approvals of each product distributed under this Agreement, and such filings shall be made in the name of, and any resulting regulatory approvals shall be owned by, the party manufacturing such product. The party distributing such product, if it is not the manufacturer of such product, shall report any information that it is required to report to the party manufacturing the product as soon as possible after such distributing party becomes aware of such information.

9.      Term and Termination.

        9.1 Term.

               (i) This Agreement shall become effective on the Effective Date and shall continue in effect for all Products and Other Innovasive Products distributed hereunder, unless terminated in accordance with Sections 9.2, 9.3 or 9.4, for an initial term of ten (10) years from the Effective Date. The tenth
(10th) anniversary of the Effective Date shall be known as the "Default Termination Date". In addition, with respect to (a) any specific commercial Product or Other Innovasive Product for which development has been completed prior to the fifth (5th) anniversary of the Effective Date of the R&D Agreement, or (b) any specific commercial Product for which the parties approve a Project Plan covering such Product prior to the fifth (5th) anniversary of the effective date of the R&D Agreement and actively fund the development of such Product in accordance with the Project Budget for such Product until completion of such Product, this Agreement shall continue in effect until the fifth (5th) anniversary of the first commercial sale of such Product, if later than the Default Termination Date, unless earlier terminated in accordance with Sections 9.2, 9.3 and 9.4.

               (ii) For any product which the parties are distributing as of the Default Termination Date, or, if later and if applicable under Section 9.1(i) above, the fifth (5th) anniversary of the first commercial sale of such product, this Agreement shall renew with respect to such product after the expiration of the term set forth in Section 9.1(i) above for successive one (1) year terms ("Renewal Terms"), unless terminated (A) in writing by either party at least six
(6) months prior to the commencement of the next Renewal Term, or (B) in accordance with Sections 9.2, 9.3 or 9.4.

        9.2 Default. If either party defaults in the performance of any of its material obligations hereunder and if such default is not corrected within ninety (90) days after written notice thereof by the other party, then the nondefaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement by giving written notice of termination to the defaulting party.

        9.3 Insolvency. This Agreement may be terminated by either party, on notice, (i) if the other party becomes insolvent, (ii) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (iii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in its favor within sixty (60) days thereafter, (iv) upon the other party's making a general assignment for the benefit of creditors, or (v) upon the other party's dissolution or ceasing to conduct business in the normal course.

        9.4 Additional Termination Provisions. This Agreement shall terminate with respect to any product which is distributed or may be distributed hereunder in the event that (i) development of such product is terminated in accordance with Section 10.2 of the R&D Agreement, or (ii) the R&D Agreement is terminated pursuant to Section 10.3(ii) of the R&D Agreement prior to completion of the development of such product, due to a material failure by one party to fulfill its obligations under the Project Plan, or (iii) the parties have not approved an extension to the Project Plan to cover such product prior to the fifth anniversary of the Effective Date of the R&D Agreement, or (iv) the first commercial sale of such product has not occurred within six (6) months after the later of the completion of development of such product and the obtaining of all regulatory approvals necessary for the sale of such product in the U.S., or (v) the Supply Agreement is terminated due to Section 12 thereof with respect to such product.

        9.5 Survival. Section 6.8 shall survive any termination or expiration of this Agreement for a period of three (3) years after such expiration or termination. Sections 10 and 11 shall survive any termination or expiration of this Agreement. Section 12 shall survive any termination or expiration of this Agreement to the same extent that any of the provisions of the R&D Agreement referred to therein would survive the expiration or termination of the R&D Agreement.

10.     Indemnities.

        10.1 Indemnity. Subject to Section 10.2 below, each party (the "Indemnifying Party") shall defend, indemnify and hold the other party (the "Indemnified Party") harmless against all damages, costs (including attorneys'
fees) or other liability, actually incurred by the Indemnified Party or assessed against the Indemnified Party by a court of competent jurisdiction, arising from any claim, suit or proceeding brought individually or severally against the Indemnified Party as a result of the distribution of Collagen-Distributed Products, if the Indemnifying Party is Collagen, or the distribution of Innovasive-Distributed Products, if the Indemnifying Party is Innovasive. The Indemnified Party shall provide the Indemnifying Party with prompt notification of any such claim, suit or proceeding, and shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party's expense, in connection with the defense or settlement thereof. The Indemnifying Party shall have sole control of the defense or settlement of any such claim, suit or proceeding. The Indemnified Party may retain counsel of its own choosing at its own expense. Indemnification by a party manufacturing a product distributed hereunder is dealt with in the Supply Agreement.

        10.2 Exceptions. A party distributing a product manufactured by the other party shall have no obligation under Section 10.1 above to defend the other party against any damages, costs or liability arising from any defect in the manufacture of such product or any breach of any third party's intellectual party rights due to the use of any technology which is not solely or jointly owned by the distributing party.

11.     Limitation of Liability.

        EXCEPT AS SET FORTH IN SECTION 10, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF SUCH OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12.     Additional Provisions.

        The following provisions of the R&D Agreement are hereby incorporated by reference: Sections 9 ("Representations and Warranties"), 13
("Confidentiality"), 14 ("Confidentiality of Agreement"), and 15 ("General").

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

COLLAGEN CORPORATION                       INNOVASIVE DEVICES, INC.



BY:    /s/ Frank DeLustro                  BY:    /s/ James V. Barrile
   -------------------------------            -------------------------------

PRINT NAME:    /s/ Frank DeLustro          PRINT NAME:    /s/ James V. Barrile

TITLE:  Senior Vice President              TITLE:  Vice President, Chief
                                                   Financial Officer

                                    EXHIBIT A

                              PERFORMANCE MINIMUMS


o Year 1 of distribution of a Product or Other Innovasive Product - no minimums.

o Year 2 of distribution of a Product or Other Innovasive Product - [*] percent ([*]%) of the Distributing Party's sales of such Product or Other Innovasive Product in Year 1.

o Performance minimums for any subsequent Year of distribution of a Product or Other Innovasive Product will be agreed upon prior to the commencement of such Year.

               For purposes of this Exhibit A, a "Year" of distribution of a Product or Other Innovasive Product shall commence on the date of first commercial sale of such Product or Other Innovasive Product, or an anniversary of such date.

                                    EXHIBIT B

                                      PRICE


1.  PRODUCTS FOR COMMERCIAL DISTRIBUTION


PARTY FUNDING      MANUFACTURING       DISTRIBUTING
DEVELOPMENT        PARTY               PARTY            PRICING ARRANGEMENT
-----------        -----               -----            -------------------
Collagen           Collagen            Innovasive       Collagen receives [*]% of the Actual
                                                        Average Selling Price

                                                        Innovasive receives [*]% of the Actual
                                                        Average Selling Price

Innovasive         Collagen            Collagen         Collagen pays Innovasive:

                                                        (i) a [*]% royalty on
                                                        Net Sales if Collagen
                                                        pays for clinical
                                                        development and
                                                        regulatory approval;

                                                        (ii) a [*]% royalty on
                                                        Net Sales if Innovasive
                                                        pays for clinical
                                                        development and
                                                        regulatory approval.

Innovasive         Innovasive          Collagen         Innovasive receives [*]% of the Actual
                                                        Average Selling Price

                                                        Collagen receives [*]% of the Actual
                                                        Average Selling Price

Innovasive         Collagen            Innovasive       Innovasive receives [*]% of the Actual
                                                        Average Selling Price

                                                        Collagen receives [*]% of the Actual
                                                        Average Selling Price


2.         NON-STERILE PRODUCTS FOR DEMONSTRATION PURPOSES

        [*] percent ([*]%) of the manufacturing party's [*].

                                    EXHIBIT C

            PRODUCT LITERATURE FOR EXISTING OTHER INNOVASIVE PRODUCT

                                  PRODUCT FOCUS
                             ROC(TM) FASTENER SYSTEM
              ----------------------------------------------------
         "Selecting a Fastener for Hard Bone: Beyond Pull Out Strength"

HIGH STRENGTH FIXATION                                  [GRAPHIC OF DEVICE]

The ROC Fastener has proven pull out strength, demonstrated to be at least 50% greater than the average strength of the attached suture.

RADIOLUCENT ALL-PLASTIC CONSTRUCTION

Exclusive, all-plastic construction provides uncompromised magnetic resonance imaging.

DESIGNED FOR SPECIFIC BONE TYPE

The unique surface geometry of the ROC Fastener features grooves spaced and sized to provide maximum bone/Fastener contact for superior performance in hard bone.

RELIABLE CONFIRMATION OF DEPTH AND ALIGNMENT PRIOR TO DEPLOYMENT

The exclusive "test-fit capability" of the ROC Fastener allows accutate assessment of Fastener position before permanent implantation. Radial expansion minimizes the potential for Fastener migration within the drill hole.

SMOOTH IMPLANTATION

Universal handle of the ROC Fastener System provides simple, single-step advancement of the drivepin for smooth, reliable
Fastener implantation.

PROTECTION OF SUTURE FROM ABRASION

Centralized suture positioning within the Fastener eliminates risk of suture abrasion from rough bone surfaces.

UNSURPASSED ECONOMY

Unit cost is 25% - 40% lower than competitive fasteners.

                             ROC(TM) FASTENER SYSTEM
              ----------------------------------------------------
                       ORDERING INFORMATION (800) 435-6001

 3.5MM ROC FASTENERS                                              2.8MM ROC FASTENERS
 ----------------------------------------------------------       --------------------------------------------------------------
                                         Suture                                                              Suture
 Catalog     Pin            Suture       Length                  Catalog        Pin            Suture        Length
 Number  Configuration     Supplied       (cm)     Quantity       Number     Configuration     Supplied        (cm)     Quantity
 ------  -------------     --------       ----     --------       ------     -------------     --------        ----     --------
  2004   Fixed Suture        None          10          6           2281     Slip Suture          None           10         6
  2351   Slip Suture         None          10          6           2283     Slip Suture          None           18         6
  2353   Slip Suture         None          18          6           2282     Slip Suture           #1            10         6
                                                                                            Suture/Needle
  2352   Slip Suture          #2           10          6           2284     Slip Suture        #1 Suture        18         6
                         Suture/Needle
  2354   Slip Suture       #2 Suture       18          6

        Short Shaft with Slip Suture
               [Graphics]

                           Long Shaft with Slip Suture
                                   [Graphics]


SOFT TISSUE REPAIR INSTRUMENTATION

Catalog
Number                   Description
------                   -----------
2001         ROC Fastener Delivery Handle
2002         Drill Guide for ROC Fastener Cat. #2004
2003         3.5mm Drill for ROC Fastener Cat. #2004
2100         Sterilization Tray for Open ROC Fastener System
2700         Universal Sterilization Tray
2820         18cm Fishmouth Drill Guide for Arthroscopic ROC
                Fasteners
                Cat. #2353, #2354, #2284
2821         Obturator for Fishmouth Drill Guide Cat. #2820
2830         2.8mm Drill for Arthroscopic ROC Fasteners Cat.
                #2283, #2284
2840         3.5mm Drill for Arthroscopic ROC Fasteners Cat.
                #2353, #2354
2919         Drill Guide for ROC Fasteners Cat. #2151,
                #2352, #2282, #2381
2930         2.8mm Drill for ROC Fasteners Cat. #2281, #2282
2940         3.5mm Drill for ROC Fasteners Cat. #2351, #2352


SOFT TISSUE REPAIR KITS

Catalog
Number                   Description
------                   -----------
200          Soft Tissue Repair Kit for 10cm ROC Fastener
                Cat. #2004
             Contains each of the following:
               o Universal Delivery Handle (2 each)
               o Drill Guide
               o Drill (2 each)
               o Sterilization Tray
2800         Soft Tissue Repair Kit for 18cm ROC Fasteners
                Cat. #2353, #2354, #283, #2284
             Contains each of the following
               o Universal Delivery Handle (2 each)
               o Drill Guide and Obturator
               o Drill (2 each)*
               o Universal Sterilization Tray
2900         Soft Tissue Repair Kit for 10cm ROC Fastener
                Cat. #2351, #2352, #2281, #2282
             Contains each of the following:
               o Universal Delivery Handle (2 each)
               o Drill Guide
               o Drill (2 each)*
               o Universal Sterilization Tray

                                 *Please specify ROC Fastener type when ordering

                              Innovasive is a registered trademark of Innovasive
                                                                   Devices, Inc.
                            ROC and ID are trademark of Innovasive Devices, Inc.
                                                             U.S. Patent 5268061
                                                            Order Patent Pending
                                               (C) 1994 Innovasive Devices, Inc.
                                            All rights reserved.  Printed in USA
                                                            2/95 90000014 Rev. B


Available Spring, 1995

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INNOVASIVE DEVICES, INC.
100 SOUTH STREET, HOPKINTON, MA 01748
(506) 435-6000  (800) 435-6001